Exhibit 3.02

VALERO ENERGY CORPORATION

BYLAWS

(Amended and Restated effective as of ~~September 20, 2017~~March 15, 2022)

ARTICLE I.

MEETINGS OF STOCKHOLDERS

Section 1. Date, Time and Location of Annual Meeting. The annual meeting of stockholders shall be held at such date and time and at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting for the purposes of electing directors and of transacting such other business as may properly come before the meeting. At least ten days’ notice shall be given to the stockholders of the date, time and place so fixed. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such annual meeting of stockholders.

Section 2.

(a)    Calling of Special Meetings. Except as otherwise provided by law or by the Restated Certificate of Incorporation of the Corporation, as from time to time amended (the “Restated Certificate of Incorporation”), special meetings of the stockholders may be called only by (i) the Chief Executive Officer, (ii) by the Board of Directors pursuant to a resolution adopted by a majority of the directors which the Corporation would have if there were no vacancies, or (iii) by the Secretary upon the written request of stockholders owning (as defined in Article I, Section 9A(d)(ii) below) at least 20 percent, in the aggregate, of the voting power of the outstanding voting stock entitled to vote at such a meeting (the “Requisite Percentage”). The record date for determining stockholders entitled to request a special meeting pursuant to clause (iii) shall be the date on which the first request for such special meeting was delivered to the Secretary.

(b)    Stockholder Requested Special Meetings.

(i)    Any request by stockholders for a special meeting must be signed by each stockholder, or a duly authorized agent, requesting such special meeting and include (A) the specific purpose of the meeting, the matters proposed to be acted on at the meeting and the reasons for conducting such business at the meeting, (B) the name and address of each such stockholder and date of signature, (C) the number of shares of each class of stock owned of record or beneficially by each such stockholder, (D) documentary evidence that the requesting stockholders own the Requisite Percentage, provided that if the requesting stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the request by stockholders must also include documentary evidence that the beneficial owners on whose behalf the special request is made beneficially own the Requisite Percentage, (E) all information relating to each such stockholder that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not the subject of the special meeting request) or would otherwise be required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), whether or not Section 14 of the Exchange Act is then applicable to the Corporation, and (F) the information required for matters to be properly brought by stockholders before an annual meeting of stockholders as set forth in Article I, Sections 9, 11 and 13 below, as applicable, with respect to any nomination to the Board of Directors or other business proposed to be presented at the special meeting and as to the stockholders requesting the meeting (or the persons on whose behalf the stockholder is acting, as applicable).

(ii)    A special meeting request shall not be valid (and the Secretary shall have no obligation to call a special meeting in respect of such special meeting request) if it (A) does not comply with these Bylaws, (B) relates to an item of business that is not a proper subject for stockholder action under applicable law, (C) is an item of business that is the same or substantially similar (as determined in good faith by the Board of Directors, hereafter a “Similar Item”) to a matter that was presented at a meeting of stockholders occurring within ninety days preceding the date of the stockholders’ request for a special meeting, (D) a Similar Item is included in the Corporation’s notice to be brought before a meeting of stockholders that has been called but not yet held, (E) the special meeting request is delivered during the period commencing ninety days prior to the first anniversary of the previous year’s annual meeting of stockholders and ending on the date of the next annual meeting of stockholders, or (F) was made in violation of Regulation 14A under the Exchange Act, to the extent applicable, or other applicable law.

(iii)    Stockholders may revoke the request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares required in order for the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. A special meeting request shall be deemed revoked (and any meeting scheduled in response may be canceled) if the stockholders submitting the special meeting request, and any beneficial owners on whose behalf they are acting, do not continue to own (as defined in Article I, Section 9A(d)(ii) below) at least the Requisite Percentage at all times between the date the special meeting request is received by the Corporation and the date of the applicable special meeting of stockholders, and the requesting stockholder(s) shall promptly notify the Secretary of any decrease in ownership of shares of the Corporation that results in such a revocation. If, as a result of any such revocation, there are no longer valid unrevoked written requests representing the Requisite Percentage, there shall be no requirement to call or hold a special meeting of stockholders.

(c)    Conduct of Special Meeting. Business transacted at a special meeting requested by stockholders shall be limited to the purpose stated in such request; provided, however, that the Board of Directors shall be able to submit additional matters to stockholders at any such special meeting.

(d)    Date and Time of Special Meetings. Upon written request of any person or persons who have duly called a special meeting (other than with respect to a special meeting requested by a stockholder pursuant to this Section 2), it shall be the duty of the Secretary to fix the date and time of the special meeting (which date shall be not less than ten nor more than sixty days after receipt of the request). If the Secretary shall neglect or refuse to fix the date or time of such a meeting, the person or persons calling the meeting may do so. With respect to any special meeting requested by stockholders pursuant to this Section 2, the Board of Directors shall fix the date and time of the special meeting, and in doing so may consider such factors as the Board of Directors deems relevant, including without limitation, the nature of the matters to be considered, the facts and circumstances related to any request for a meeting, and any plan of the Board of Directors to call an annual meeting or special meeting. Any previously scheduled special meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such special meeting of stockholders.

Section 3. Location of Special Meetings. Every special meeting of the stockholders shall be held at such place within or without the State of Delaware as the Board of Directors may designate, or, in the absence of such designation, at the registered office of the Corporation in the State of Delaware.

Section 4. Notice. Written notice of every meeting of the stockholders shall be given by the Secretary to each stockholder of record entitled to vote at the meeting, by placing such notice in the mail at least ten days, but not more than sixty days, prior to the date fixed for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. Any such notice shall include a statement of the purpose or purposes for which the special meeting is called. If the Secretary shall neglect or refuse to give notice of a meeting of the stockholders, other than a special meeting requested by stockholders, the person or persons calling the meeting may do so.

Section 5. Record Date for Meetings. The Board of Directors may fix a date, which date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which date shall be not less than ten nor more than sixty days preceding the date of any meeting of stockholders, as a record date for the determination of stockholders entitled to notice of, or to vote at, any such meeting. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.

Section 6. Form of Proxy. The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

Section 7. Quorum and Voting.

(a)    Except as otherwise provided by law or by the Restated Certificate of Incorporation or by these Bylaws, at any meeting of stockholders the presence in person or by proxy of the holders of the outstanding shares of stock of the Corporation entitled to vote thereat and having a majority of the voting power with respect to a subject matter shall constitute a quorum for the transaction of business as to that subject matter, and all questions with respect to a subject matter, except the election of directors, shall be decided by vote of the shares having a majority of the voting power so represented in person or by proxy at the meeting and entitled to vote thereat. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b)    Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder (which for purposes hereof may include a signature and form of proxy pursuant to a facsimile or telegraphic form of proxy or any other instrument acceptable to the duly appointed inspector or inspectors of such election), bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Corporation before, or at the time of, the meeting, or by such other method as may be permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”), and approved by the Board of Directors. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

(c)    Any other corporation owning voting shares in the Corporation may vote the same by its President or by proxy appointed by him, unless some other person shall be appointed to vote such shares by resolution of the Board of Directors of such shareholder corporation. A partnership holding shares of the Corporation may vote such shares by any general partner or by proxy appointed by any general partner.

(d)    Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

Section 8. Adjournment. Except as otherwise provided by law or by the Restated Certificate of Incorporation, the presiding officer of any meeting or the holders of a majority of the shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, whether a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided, that if the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 9. Nominations and Proposals for Annual Meetings of Stockholders.

(a)    Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of the notice provided for in this Section 9 and at the time of the annual meeting, (B) is entitled to vote with respect to such matter at the meeting, and (C) complies with the notice procedures set forth in this Section 9. At any annual meeting of stockholders, the presiding officer of such meeting may announce the nominations and other business to be considered which are set forth in the Corporation’s notice of meeting and proxy statement and, by virtue thereof, such nominations and other business so announced shall be properly before such meeting and may be considered and voted upon by the stockholders of the Corporation entitled to vote thereat without further requirement of nomination, motion or second.

(b)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Paragraph (a) of this Section 9, the stockholder making such nominations or proposing such other business must theretofore have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the Secretary must:

(i)    set forth, as to the stockholder giving the notice and the Stockholder Associated Person (which is defined as any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the stockholder and any other person acting in concert with any of them, and any person controlling, controlled by or under common control with such person), if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such Stockholder Associated Person, if any, (B) the class or series and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such Stockholder Associated Person, if any, as of the date of such notice (which information shall be supplemented by such stockholder and Stockholder Associated Person not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (C) any other information relating to such stockholder and Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act;

(ii)    if the notice relates to any business other than the nomination of a director that the stockholder proposes to bring before the meeting, set forth (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and Stockholder Associated Person, if any, in such business, (B) a description of all agreements, arrangements and understandings between such stockholder and Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder (which information shall be supplemented by such stockholder or Stockholder Associated Person within 10 days after the record date for the meeting for any such agreements, arrangements or understandings in effect but not previously disclosed as of the record date), and (C) a description of all agreements, arrangements or understandings (including without limitation any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of the common stock of the Corporation or any series of preferred stock of the Corporation or any other series or class of stock of the Corporation as set forth in the Restated Certificate of Incorporation, or maintain, increase or decrease the voting power of the stockholder or Stockholder Associated Person with respect to any common stock of the Corporation or any series of preferred stock of the Corporation or any other series or class of stock of the Corporation as set forth in the Restated Certificate of Incorporation (which information shall be supplemented by such stockholder or Stockholder Associated Person within 10 days after the record date for the meeting for any such agreements, arrangements or understandings in effect but not previously disclosed as of the record date);

(iii)    set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other monetary agreements, arrangements and understandings in effect and during the past three years, and any other relationships, between or among such stockholder and Stockholder Associated Person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(iv)    with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Section 13 of this Article I. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(c)    Notwithstanding anything in the second sentence of Paragraph (b) of this Section 9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased, whether by increase in the size of the Board of Directors, or by any vacancy in the Board of Directors to be filled at such annual meeting, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 9 shall also be considered timely, but only with respect to nominees for such vacant positions and for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

Section 9A. Proxy Access for Director Nominations. The Corporation shall include in its proxy statement for its annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than 20 stockholders that satisfy, the requirements of this Section 9A (an “Eligible Stockholder”), and that expressly elects at the time of providing the notice required by this Section 9A (the “Nomination Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 9A.

(a)    Delivery of Nomination Notice. A stockholder’s Nomination Notice, together with the Required Information, must be delivered to the Secretary of the Corporation not less than 120 days and not more than 150 days prior to the one year anniversary of the preceding year’s annual stockholder meeting; provided, however, that if the date of the annual stockholder meeting is more than 30 days before or more than 60 days after such anniversary date, the Nomination Notice must be so delivered not later than the 120th day prior to such annual stockholder meeting, or, if later, the 10th day following the day on which public announcement of the date of such annual stockholder meeting was first made. In no event shall the public announcement of an adjournment or postponement of an annual stockholder meeting commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.

(b)    Required Information. For purposes of this Section 9A, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that, as determined by the Board of Directors, is required to be disclosed in the Corporation’s proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (ii) if the Eligible Stockholder so elects, a written statement not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”), which must be provided at the same time as the Nomination Notice. Notwithstanding anything to the contrary contained in this Section 9A, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that (A) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (B) would violate any applicable law or regulation. Nothing in this Section 9A shall limit the ability of the Corporation to solicit proxies against the Stockholder Nominee or to include in its own proxy materials the Corporation’s own statements or any other additional information relating to any Eligible Stockholder or Stockholder Nominee.

(c)    Number of Stockholder Nominees.

(i)    The number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual stockholder meeting pursuant to this Section 9A shall not exceed the greater of (A) two or (B) 20% of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 9A, or if such amount is not a whole number, the closest whole number below 20%; provided, however, that this maximum number shall be reduced, but not below zero, by the number of (I) Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 9A but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board nominees, and (II) director candidates for which the Corporation shall have received one or more valid stockholder notices (whether or not subsequently withdrawn) nominating director candidates pursuant to Section 9. In the event that one or more vacancies for any reason occurs on the Board of Directors after the last day on which a Nomination Notice can be delivered pursuant to this Section 9A but before the date of the annual stockholder meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors as so reduced.

(ii)    If the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 9A exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Nomination Notice submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(iii)    Following the determination of which Stockholder Nominees shall be included in the Corporation’s proxy materials, if any Stockholder Nominee who satisfies the eligibility requirements herein is thereafter: nominated by the Board of Directors; is otherwise not included in the Corporation’s proxy materials; or is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with the requirements herein), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof.

(iv)    The Corporation shall not be required to include pursuant to this Section 9A any Stockholder Nominee in its proxy materials for any meeting of stockholders (A) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (B) who is not independent under the Applicable Independence Standards (as defined below), as determined by the Board of Directors, (C) who serves as an executive officer of a company where a Corporation employee director serves on the Board of Directors, (D) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Restated Certificate of Incorporation, the listing standards of the principal exchange upon which the Corporation’s common stock is traded, or any applicable law, rule or regulation, (E) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (F) who is a named subject of a pending criminal proceeding (excluding minor traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (G) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (H) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, or (I) if the Eligible Stockholder or applicable Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 9A.

(v)    Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (A) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations, agreements or representations under this Section 9A, as determined by the Board of Directors or the person presiding at the annual stockholder meeting, or (B) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual stockholder meeting to present any nomination pursuant to this Section 9A. For purposes of this Section 9A, to be considered a qualified representative of the Eligible Stockholder, a person must be authorized by a writing executed by such Eligible Stockholder, or an electronic transmission delivered by such Eligible Stockholder, to act for such Eligible Stockholder as proxy at the annual stockholder meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual stockholder meeting.

(d)    Ownership Requirements.

(i)    An Eligible Stockholder must have owned (as defined herein) 3% or more of the Corporation’s outstanding common stock continuously for at least three years (the “Required Shares”) as of both (A) a date within seven days prior to the date of the Nomination Notice and (B) the record date for determining stockholders entitled to vote at the annual stockholder meeting. The Eligible Stockholder must continue to own the Required Shares through the annual stockholder meeting date. For purposes of satisfying the foregoing ownership requirement under this Section 9A, (I) the shares of the common stock of the Corporation owned by one or more stockholders, or by the person or persons who own shares of the common stock of the Corporation and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, and (II) a group of funds under common management and investment control shall be treated as one stockholder or person for this purpose. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 9A.

(ii)    For purposes of Paragraph (a) of Section 2 and this Section 9A, an Eligible Stockholder shall be deemed to “own” only those outstanding shares as to which the stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (I) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (II) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (III) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (b) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate.

A stockholder shall be deemed to “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (A) the person has loaned such shares, provided that the person has the power to recall such loaned shares on three business days’ notice; or (B) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its stockholders.

(e)    Agreements of the Eligible Stockholder. An Eligible Stockholder shall:

(i)    Within the time period specified in this Section 9A for providing the Nomination Notice, provide the following information in writing to the Secretary of the Corporation:

(A)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven days prior to the date of the Nomination Notice, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual stockholder meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(B)    a written statement as to whether or not the Eligible Stockholder intends to maintain ownership of the Required Shares for at least one year following the annual stockholder meeting;

(C)    the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, together with the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 9 of this Article I;

(D)    a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(E)    a representation and warranty that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 9A) (I) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (II) has not nominated and will not nominate for election to the Board of Directors at the annual stockholder meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 9A, (III) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual stockholder meeting other than its Stockholder Nominee or a nominee of the Board of Directors, and (IV) will not distribute to any stockholder any form of proxy for the annual stockholder meeting other than the form distributed by the Corporation.

(F)    in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination; and

(G)    an undertaking that the Eligible Stockholder agrees to (I) own the Required Shares through the date of the annual stockholder meeting, (II) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (III) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee pursuant to this Section 9A, (IV) comply with all other laws and regulations applicable to any solicitation in connection with the annual stockholder meeting, and (V) provide to the Corporation prior to the annual stockholder meeting such additional information as necessary with respect thereto.

(ii)    file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(f)    Agreements of the Stockholder Nominee.

(i)    Within the time period specified in this Section 9A for providing the Nomination Notice, a Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that the Stockholder Nominee (A) is not and will not become a party to (I) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (II) any Voting Commitment that could limit or interfere with the Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with the Stockholder Nominee’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Stockholder Nominee that has not been disclosed to the Corporation, and is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director, if elected, (C) will comply with all the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement, and (D) is qualified and intends to serve as a director for the entire term for which he or she is standing for election.

(ii)    At the request of the Corporation, the Stockholder Nominee must submit all completed and signed questionnaires required of the Corporation’s directors and officers. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the Corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”). If the Board of Directors determines that the Stockholder Nominee is not independent under the Applicable Independence Standards, the Stockholder Nominee will not be eligible for inclusion in the Corporation’s proxy materials.

(g)    Authority of the Board of Directors. The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 9A and to make any and all determinations necessary or advisable to apply this Section 9A to any persons, facts or circumstances, including the power to determine (i) whether a person or group of persons qualifies as an Eligible Stockholder; (ii) whether outstanding shares of the Corporation’s common stock are “owned” for purposes of meeting the ownership requirements of this Section 9A; (iii) whether any and all requirements of this Section 9A have been satisfied, including a Nomination Notice; (iv) whether a person satisfies the qualifications and requirements to be a Stockholder Nominee, including any publicly disclosed standards used by the Board of Directors in determining the qualifications of nominees; and (v) whether inclusion of the Required Information in the Corporation’s proxy statement is consistent with all applicable laws, rules, regulations and listing standards. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the Corporation and all record or beneficial owners of stock of the Corporation. This Section 9A shall be the exclusive means for stockholders to include nominees for election as a director of the Corporation in the Corporation’s proxy statement and on its form of proxy for an annual stockholder meeting. For avoidance of doubt, the provisions of this Section 9A shall not apply to a special meeting of stockholders.

Section 10. Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors, (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in this Section 10 and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 10 or (c) in the case of a special meeting requested by stockholders pursuant to Section 2 of this Article I, by the requesting stockholders. In the event the Corporation calls a special meeting of stockholders (other than a special meeting requested by stockholders) for the purpose of electing one or more directors to the Board of Directors, any stockholder described in Paragraph (b) of this Section 10 may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Paragraph (b) of Section 9 of this Article I (including the completed and signed questionnaire, representation and agreement required by Section 13 of this Article I) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding any other provision of these Bylaws, in the case of a special meeting requested by stockholders pursuant to Section 2 of this Article I, no stockholder may nominate a person for election to the Board of Directors or propose any business to be considered at the meeting, except pursuant to the request for such special meeting pursuant to Section 2 of this Article I.

Section 11. General.

(a)    Only such persons who are nominated in accordance with the procedures set forth in Sections 2, 9, 9A and 10 of this Article I shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth therein. Except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws, and if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal shall be disregarded.

(b)    For purposes of Sections 9, 9A and 10 of this Article I, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Services, Associated Press, Reuters or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(c)    Notwithstanding the provisions of Sections 2, 9, 9A, 10 and 11 of this Article I, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any class or series of Preferred Stock of the Corporation if and to the extent provided under law, the Restated Certificate of Incorporation or these Bylaws.

Section 12. Required Vote for Directors.

(a)    Majority Vote. Each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 12, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes to withhold authority in each case and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected.

(b)    Resignation. If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating~~/~~ and Corporate Governance ~~and Public Policy~~ Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating~~/~~ and Corporate Governance ~~and Public Policy~~ Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the Board’s decision within 90 days from the date of the certification of the election results. The Nominating~~/~~ and Corporate Governance ~~and Public Policy~~ Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating~~/~~ and Corporate Governance ~~and Public Policy~~ Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 12, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2 of Article II or may decrease the size of the Board of Directors pursuant to the provisions of Section 1 of Article II of these Bylaws.

Section 13. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 9 and 10 above) to the Secretary of the Corporation at the principal executive offices of the Corporation a written and signed questionnaire (in the form customarily used by the Corporation for its directors) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person:

(a)    will abide by the requirements of Section 12 of this Article I,

(b)    is not and will not become a party to (i) any Voting Commitment that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such persons’ ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law,

(c)    is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein,

(d)    in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, (i) is qualified and intends to serve as a director for the entire term for which he or she is standing for election, and (ii) would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 14. Written Consent in Lieu of Meeting Not Permitted. In accordance with Article VI of the Restated Certificate of Incorporation, the stockholders shall not be entitled to consent to corporate action in writing without a meeting.

ARTICLE II.

BOARD OF DIRECTORS

Section 1. Management and Composition. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise fixed pursuant to the provisions of the Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be as fixed in such manner as may be determined by the vote of not less than a majority of the directors then in office, but shall not be less than five nor more than thirteen directors. The directors shall be elected as provided in the Restated Certificate of Incorporation at the annual meeting of stockholders, except as provided in Section 10 of Article I or Section 2 of this Article II. Each director shall hold office for the full term to which he shall have been elected and until his successor is duly elected and shall qualify, or until his earlier death, resignation or removal. A director need not be a resident of the State of Delaware or a stockholder of the Corporation.

Section 2. Vacancy. Any vacancy in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board, though less than a quorum. Subject to the foregoing, directors elected to fill a vacancy shall hold office for a term expiring at the next annual meeting of stockholders at which directors are elected.

Section 3. Resignation. Any director may resign at any time by written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Delaware, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board or the Chief Executive Officer by giving written notice thereof as provided in Section 6 of this Article II.

Section 5. Special Meetings. Special meetings of the Board of Directors shall be held, whenever called by the Chairman of the Board or the Chief Executive Officer, by a majority of the Board of Directors or by resolution adopted by the Board of Directors, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting.

Section 6. Notice. Written notice of the time and place of all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each director either personally or by mail, telephone, express delivery service, facsimile, telex or similar means of communication at least one day before the date of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting.

Section 7. Quorum, Majority Vote, Participation. A majority of the directors in office shall constitute a quorum of the Board of Directors for the transaction of business; but a lesser number may adjourn from day to day until a quorum is present. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum, provided however, that such remaining directors constitute not less than one-third of the total number of directors. Except as otherwise provided by law or in these Bylaws, all questions shall be decided by the vote of a majority of the directors present. Directors may participate in any meeting of the directors, and members of any committee of directors may participate in any meeting of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and such participation shall constitute presence in person at any such meeting.

Section 8. Written Consent in Lieu of Meeting. Any action which may be taken at a meeting of the directors or members of any committee of directors may be taken without a meeting if all of the directors or members of such committee of directors, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or copies of the electronic transmission or transmissions shall be filed with the Secretary.

Section 9. Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III.

COMMITTEES OF DIRECTORS

Section 1. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board as they shall so determine. The Board, by resolution adopted by a majority of the whole Board, shall designate an Audit Committee, a Human Resources and Compensation Committee and a Nominating~~/~~ and Corporate Governance ~~and Public Policy~~ Committee. Each of the Audit Committee, Human Resources and Compensation Committee, Nominating~~/~~ and Corporate Governance ~~and Public Policy~~ Committee, and any other committee created by the Board shall adopt and publish a written charter describing the committee’s duties and responsibilities in accordance with applicable securities laws, the requirements of any exchange on which the Corporation’s common stock is listed and the resolutions adopted by the Board applicable to such committee. Any committee of the Board designated by the Board of Directors shall consist of one or more of the directors of the Corporation. The committees are governed by the same rules regarding meetings, action without meetings, notice and waiver of notice as are applicable to the Board.

Section 2. Authority. Any committee of the Board designated by the Board of Directors shall have and may, except as otherwise limited by statute, the Restated Certificate of Incorporation or these Bylaws, exercise such powers and authority of the Board of Directors in the management of the business of the Corporation as may be provided in the resolution adopted by the Board of Directors designating such committee of the Board of Directors and in the committee’s charter (if the committee has adopted a charter). Each committee of the Board of Directors may authorize the seal of the Corporation to be affixed to all papers that may require it. The Board of Directors may designate one or more directors as alternate members of any committee of the Board of Directors who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 3. Audit Committee. The Audit Committee shall have the powers, duties and responsibilities set forth in its charter.

Section 4. Human Resources and Compensation Committee. The Human Resources and Compensation Committee shall review the Corporation’s compensation policies and programs and assist the Board with its responsibilities relating to compensation of the Corporation’s executives and directors, and shall otherwise have the powers, duties and responsibilities set forth in its charter. The Human Resources and

Compensation Committee may also delegate to the Chief Executive Officer or such other executive officer as the Human Resources and Compensation Committee may determine the authority to approve and cause to be placed into effect amendments to employee benefit plans deemed necessary or appropriate in order to comply with any applicable federal or state statute or regulation or otherwise deemed advisable by the Chief Executive Officer or such other executive officer as the Human Resources and Compensation Committee may determine, provided however, that each such amendment or related series of amendments so approved shall involve costs to the Corporation not exceeding the expenditure approval authority of the Chief Executive Officer as established from time to time by the Board, and provided further, that neither the Chief Executive Officer nor any such other executive officer shall have the authority to approve any such amendment if such amendment would (a) materially increase the benefits accruing to participants under such plan, (b) materially modify the requirements for eligibility for participation in such plan, (c) increase the securities issuable under such plan or (d) require stockholder approval under any provision of the Restated Certificate of Incorporation, these Bylaws, or any federal or state statute or regulation or the rules of the New York Stock Exchange.

Section 5. Nominating/ and Corporate Governance ~~and Public Policy~~ Committee. The Nominating~~/~~ and Corporate Governance ~~and Public Policy~~ Committee shall have the powers, duties and responsibilities set forth in its charter.

Section 6. Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 7. Compensation. Members of special or standing committees of the Board shall be entitled to receive such compensation for serving on such committees as the Board of Directors shall determine.

ARTICLE IV.

CHAIRMAN OF THE BOARD

The Chairman of the Board of Directors, if there be one, shall be elected from among the directors, shall have the power to preside at all meetings of the Board of Directors and to sign (together with the Secretary or an Assistant Secretary) certificates for shares of the Corporation, and shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

ARTICLE V.

OFFICERS

Section 1. Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, any one or more of which may be designated an Executive Vice President or a Senior Vice President, a Chief Financial Officer, a Secretary, a Treasurer and a Controller. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors. Any two or more offices may be held by the same person.

Section 2. Election of Officers. The officers of the Corporation shall be elected annually by the Board of Directors at a regular meeting of the Board of Directors held immediately prior to, or immediately following, the annual meeting of stockholders, or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal.

Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Vacancy. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Salary. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or pursuant to its direction, and no officer shall be prevented from receiving such salary by reason of his also being a director.

Section 6. Authority. The Chief Executive Officer, the President and each Vice President shall have authority to sign any deeds, bonds, mortgages, guarantees, indemnities, contracts, checks, notes, drafts or other instruments authorized to be executed by the Board of Directors or any duly authorized committee thereof, or if so authorized in any approval authority policy or procedure adopted by or at the direction of the Board of Directors, or if not inconsistent with the Restated Certificate of Incorporation, these Bylaws, any action of the Board of Directors or any duly authorized committee thereof or any such policy or procedure, and, together with the Secretary or any other officer of the Corporation thereunto authorized by the Board, may sign any certificates for shares of the Corporation which the Board of Directors has authorized to be issued, except in cases where the signing and execution of any such instrument or certificate has been expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation or shall be required by law to be otherwise executed.

Section 7. Chief Executive Officer. The Chief Executive Officer shall serve as general manager of the business and affairs of the Corporation and shall report directly to the Board of Directors, with all other officers, officials, employees and agents reporting directly or indirectly to him. The Chief Executive Officer shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board, or if there is no Chairman of the Board, the Chief Executive Officer shall also preside at all meetings of the Board of Directors unless the Board of Directors shall have chosen another presiding officer. The Chief Executive Officer shall formulate and submit to the Board of Directors matters of general policy for the Corporation; he shall keep the Board of Directors fully informed and shall consult with them concerning the business of the Corporation. Subject to the supervision, approval and review of his actions by the Board of Directors, the Chief Executive Officer shall have authority to cause the employment or appointment of and the discharge of assistant officers, employees and agents of the Corporation, and to fix their compensation; and to suspend for cause, pending final action by the Board of Directors, any officer subordinate to the Chief Executive Officer. The Chief Executive Officer shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other corporation (or any partnership or other interest in any partnership or other enterprise) standing in the name of the Corporation, and in general he shall perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors. The Chief Executive Officer shall designate the person or persons who shall exercise his powers and perform his duties in his absence or disability and the absence or disability of the President.

Section 8. President. The President shall in general supervise and control the business operations of the Corporation subject to the control of the Board of Directors and Chief Executive Officer. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the Board of Directors and, in the absence of the Chief Executive Officer, he shall preside at all meetings of the stockholders of the Corporation, unless in either case the Board of Directors shall have chosen another presiding officer. He shall keep the Chief Executive Officer fully informed and shall consult with him concerning the business of the Corporation. He shall perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors or the Chief

Executive Officer. In the absence or disability of the Chief Executive Officer, the President shall exercise the powers and perform the duties of the Chief Executive Officer, unless such authority shall have been designated by the Board of Directors or Chief Executive Officer to another person.

Section 9. Vice Presidents. The Vice Presidents shall perform all duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President.

Section 10. General Counsel, Chief Legal Officer. The Chief Executive Officer shall appoint a general counsel or chief legal officer of the Corporation, who shall have charge of all matters of legal importance to the Corporation and shall keep the Board of Directors, the Chief Executive Officer and the President advised of the character and progress of all legal proceedings and claims by and against the Corporation, or in which it is interested by reason of its ownership of or affiliation with other corporations or entities; when requested by the Board of Directors, the Chief Executive Officer or the President, render his opinion upon any subjects of interest to the Corporation which may be referred to him; monitor activities of the Corporation to assure that the Corporation complies with the laws applicable to the Corporation and in general perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President.

Section 11. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and, unless the Board of Directors shall so designate another officer, shall also be the principal accounting officer of the Corporation. The Chief Financial Officer shall in general supervise and control the keeping and maintaining of proper and correct accounts of the Corporation’s assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, shares, properties and business transactions, as well as all funds, securities, evidences of indebtedness and other valuable documents of the Corporation. He shall keep the Chief Executive Officer fully informed and shall consult with him concerning financial matters affecting the Corporation and shall render such reports to the Board of Directors, the Chief Executive Officer or the President as they may request. He shall perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President.

Section 12. Secretary. The Secretary shall attend, and record and have custody of, the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; be custodian of the corporate records and of the seal of the Corporation; sign with the Chairman of the Board, the President or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; and in general, perform all duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President.

Section 13. Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds of the Corporation; and in general, perform all the duties incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President.

Section 14. Controller. The Controller shall have charge and supervision of and be responsible for the accounting function of the Corporation and, in general perform all duties incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, Chief Executive Officer or the President.

ARTICLE VI.

SEAL

The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

ARTICLE VII.

CERTIFICATES OF STOCK

The shares of stock of the Corporation shall be represented by certificates of stock, provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock may be uncertificated shares. Owners of shares of the stock of the Corporation shall be recorded in the share transfer records of the Corporation and ownership of such shares shall be evidenced by a certificate or book entry notation in the share transfer records of the Corporation. Any certificates representing shares of stock of the Corporation shall be signed by the Chairman of the Board, the President or such Vice President or other officer as may be designated by the Board of Directors, and countersigned by the Secretary or an Assistant Secretary, and if such certificates of stock are signed or countersigned by a transfer agent other than the Corporation, or by a registrar other than the Corporation, such signature of the Chairman of the Board, President, Vice President, or other officer, and such countersignature of the Secretary or an Assistant Secretary, or any of them, may be executed in facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issuance. Said certificate of stock shall be in such form as the Board of Directors may from time to time prescribe.

ARTICLE VIII.

INDEMNIFICATION

Section 1. Each director or officer of the Corporation who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, non-profit or charitable organization, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL (but, in the case of any amendment thereto, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (but not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service with respect to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the applicable provisions of the DGCL. The Corporation may, by action of its Board of Directors or as required pursuant to the Restated Certificate of Incorporation, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2. The indemnification and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders, vote of disinterested directors, insurance arrangement or otherwise, both as to action in his official capacity and as to action in another capacity or holding such office.

ARTICLE IX.

AMENDMENTS

These Bylaws may be altered, amended, added to or repealed by the Board of Directors, acting by a majority vote of the members of the Board of Directors in office, or by the stockholders having voting power with respect thereto, provided that in the case of amendments by stockholders, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class, shall be required to alter, amend or repeal any provision of the Bylaws.